                                   EXHIBIT 11
                            DUPONT PHOTOMASKS, INC.
                         EARNINGS PER SHARE COMPUTATION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                         QUARTER ENDED JUNE, 1997
                                                                                        --------------------------
                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,100,521    15,100,521
Dilutive effect of stock performance plans............................................                     496,543
                                                                                        ------------  ------------
                                                                                          15,100,521    15,597,064
                                                                                        ------------  ------------
Net income............................................................................  $      8,592  $      8,592
                                                                                        ------------  ------------
Earnings per share....................................................................  $       0.57  $       0.55
                                                                                        ------------  ------------

                                                                                          QUARTER ENDED JUNE 30,
                                                                                                   1998
                                                                                        --------------------------
                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,255,996    15,255,996
Dilutive effect of stock performance plans............................................                     348,285
                                                                                        ------------  ------------
                                                                                          15,255,996    15,604,281
                                                                                        ------------  ------------
Net income............................................................................  $      8,283  $      8,283
                                                                                        ------------  ------------
Earnings per share....................................................................  $       0.54  $       0.53
                                                                                        ------------  ------------

                                                                                         YEAR ENDED JUNE 30, 1996
                                                                                        --------------------------
                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    10,726,849    10,726,849
Dilutive effect of stock performance plans............................................                      16,157
                                                                                        ------------  ------------
                                                                                          10,726,849    10,743,006
                                                                                        ------------  ------------
Net income............................................................................  $     26,904  $     26,904
                                                                                        ------------  ------------
Earnings per share....................................................................  $       2.51  $       2.50
                                                                                        ------------  ------------

                                                                                         YEAR ENDED JUNE 30, 1997
                                                                                        --------------------------
                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,100,521    15,100,521
Dilutive effect of stock performance plans............................................                     419,718
                                                                                        ------------  ------------
                                                                                          15,100,521    15,520,239
                                                                                        ------------  ------------
Net income............................................................................  $     59,004  $     59,004
                                                                                        ------------  ------------
Earnings per share....................................................................  $       3.91  $       3.80
                                                                                        ------------  ------------

                                                                                         YEAR ENDED JUNE 30, 1998
                                                                                        --------------------------
                                                                                           BASIC        DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,179,596    15,179,596
Dilutive effect of stock performance plans............................................                     432,638
                                                                                        ------------  ------------
                                                                                          15,179,596    15,612,234
                                                                                        ------------  ------------
Net income............................................................................  $     33,532  $     33,532
                                                                                        ------------  ------------
Earnings per share....................................................................  $       2.21  $       2.15
                                                                                        ------------  ------------

    At June 30, 1998, the Company had outstanding anti-dilutive commitments under its stock performance plans covering 507,625 shares.